SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 12, 2003

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                       000-23016               13-3714405
---------------------------------    ------------------------     -------------
  (State or other jurisdiction       (Commission File Number)     (IRS Employer
of incorporation or organization)                                  Ident. No.)

      11445 Cronhill Drive, Owings Mills, Maryland                     21117
      --------------------------------------------                  ----------
       (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042

________________________________________________________________________________
         (Former name or former address, if changed since last report.)

              ___________________________________________________

              ___________________________________________________

Item 5. Other Events

      Seven Crondall, LLC, a wholly owned subsidiary of Medifast, Inc. ("Company") (AMEX:MED) has purchased a 119,825 sq. foot distribution facility located at 601 Sunrise Ave., Ridgely, Maryland 21660 from NewRoads, Inc. for $2.6 million. The company will finance $1.7 million through Merrill Lynch Capital at the 30 day LIBOR interest rate plus 220 basis points over seven years. The Company also acquired the assets and management expertise of Dunst and Associates, Inc., a 15-year experienced distributor in Eldersburg, Maryland to operate the new distribution center. The company acquired Dunst and Associates assets for $400,000 in cash and 3,347 shares of Medifast common stock, which will provide the infrastructure necessary to continue operations without interruption since Dunst and Associates currently handles 50% of the pick and pack distribution business for Medifast.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated: September 12, 2003

                                            /s/ Bradley T. MacDonald
                                            ------------------------------------
                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer


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